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                                                   Exhibit 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

- Form S-3   Nos.  33-49280,  33-55542,  33-56940,  33-68760,  33-51101,
             33-52281,  33-54093,  33-62903,  33-63663,  333-04809,  333-12439
             and 333-27155;

- Form S-8   Nos.  33-32130,  33-43997,  33-59524,  33-37399,  33-28110,
             33-43883,  33-21099,  33-29711,  33-47437,  33-39025,  33-40469,
             33-38109,  33-50206,  33-51353,  33-39985,  33-51769,  33-51783,
             33-52027,  33-52029,  33-64985,  333-02809,  333-02811,
             333-12697, 333-25603 and 333-65487; and

- Form S-4   Nos. 33-37089,  33-25532,  33-51201,  333-38647 and 333-56589

of Citigroup Inc. (formed as a result of the merger between Travelers
Group Inc. and Citicorp which has been accounted for as a pooling of interests) of our report dated October 8, 1998, with respect to the supplemental consolidated statement of financial position of Citigroup Inc. and subsidiaries as of December 31, 1997 and 1996, and the related supplemental financial statement schedule, which report appears in the Current Report on Form 8-K dated October 26, 1998 of Citigroup Inc.


/s/ KPMG PEAT MARWICK LLP

New York, New York
October 26, 1998